UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2011
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 1, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter and full year of 2010.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	March 1, 2011 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 1, 2011	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	March 1, 2011 Press Release by Kratos Defense & Security Solutions, Inc.

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES FOURTH QUARTER AND FISCAL 2010 FINANCIAL RESULTS

·	Fourth Quarter Revenues of $120.8 Million
·	Adjusted Fourth Quarter EBITDA of $12.9 Million or 10.7%, up sequentially from $11.7 Million or 9.8% in the Third Quarter
·	Full Year 2010 Revenues Increase 22% to $408.5 Million
·	Adjusted Full Year EBITDA of $39.7 Million or 9.7%, up from FY09 Adjusted EBITDA of $24.7 Million or 7.4%
·	Cash Flow Generated From Operations for 2010 of $28.3 Million
·	Kratos Reconfirms Previously Announced 2011 Financial Guidance

SAN DIEGO, CA, March 1, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported fourth quarter 2010 revenues of $120.8 million and Adjusted EBITDA of $12.9 million, or 10.7% of revenues, up sequentially from $11.7 million or 9.8% of revenues from the third quarter.  Kratos' Government Solutions business segment generated fourth quarter 2010 revenues of $108.9 million and an Adjusted EBITDA margin of 10.7% and Kratos' Public Safety and Security business generated fourth quarter 2010 revenues of $11.9 million and an Adjusted EBITDA margin of 10.1%.  Adjusted EBITDA reflects earnings before interest, taxes, depreciation, and amortization, and excludes acquisition related and stock compensation expenses.

Kratos also reported full year 2010 revenues of $408.5 million, up 22% from revenues of $334.5 million for 2009, which primarily reflects the contributions from the acquisitions of Gichner Holdings, Inc. in May 2010, and DEI Services Corporation in August 2010, increased program work on certain C5ISR related programs and continued organic growth in Kratos' Public Safety and Security businesses.  Kratos' Government Solutions business segment generated full year 2010 revenues of $372.2 million and an Adjusted EBITDA margin of 10.0% and Kratos' Public Safety and Security business generated full year 2010 revenues of $36.3 million and an Adjusted EBITDA margin of 6.5%.

Eric DeMarco, President and Chief Executive Officer, said, “During 2010 we continued to build our business both through substantial new contract wins and strategic acquisitions, and we generated significantly increased revenues, profit margins and cash flows from operations.  Additionally, we have set Kratos' capital structure to position the Company for continued and sustained growth going forward, and the continued execution of our stated strategy to build a premier Mission Critical National Security Solutions business.”  Mr. DeMarco continued, “Importantly, we have continued to successfully integrate the businesses we acquired in 2010, reducing or eliminating duplicative costs, integrating operations, and we have aligned business development organizations, positioning Kratos for continued growth and increased profit margins as we move forward, with significantly enhanced capabilities, qualifications, customer relationships and contract vehicle portfolio.  As we have said before, we view 2010 as the first true year of operations of Kratos after previously transforming and realigning the business, and we are excited about the future as we believe we are well positioned in our targeted niche business areas, including C5ISR, Unmanned Systems, Ballistic Missile Defense, Cyber Warfare and Critical Infrastructure Security.”

Kratos' contractual and operational highlights during the fourth quarter included:
·
Kratos' Team won the prestigious Department of Defense's 2010 David Packard Excellence in Acquisition Award for the design, development, integration and launch of a family of cost-effective, flexible and reliable Ballistic Missile Targets that replicate a wide range of ballistic missile threats.  Kratos’ Aegis Readiness Assessment Vehicle (ARAV) is a premier Ballistic Missile Defense (BMD) target vehicle that provides the United States the ability to test against the most advanced Ballistic Missile threats.

·
Kratos was awarded an unrestricted, full and open Missile Defense Agency Engineering and Support Services (MiDAESS) prime contract vehicle valued at up to $1.6 billion, to provide engineering support services to the Missile Defense Agency (MDA).  Under the five year engineering and support services contract, Kratos and its team will provide Advisory and Assistance support for Systems Engineering and Testing.

·
Kratos was awarded an $8 million Cybersecurity and Network Management contract to perform Information Assurance, Secure Network (SECNET), Secure Wireless, and Cybersecurity solutions and services to a Department of Defense customer.

·
We successfully launched our Aegis Readiness Assessment Vehicle - B Variant (ARAV-B) at the Pacific Missile Range Facility in support of a U.S. Ballistic Missile Defense event, under our $100 million prime contract vehicle for advanced rocket, propulsion, BMD and other National Defense related programs.

·	Kratos received an $11 million new contract award to support the United States Army and its Expeditionary Warfare requirements.
·
Kratos continued to perform certain contract work related to the United States Navy Electromagnetic Railgun weapon system program, and the Navy’s latest successful tests.  The tests, which were performed in the fourth quarter, generated world records of 32 to 33 megajoules of force out of the systems barrel.

·
We closed on the acquisitions of Henry Bros. Electronics, Inc. and Southside Container & Trailer, LLC, expanding our command and control system, and our surveillance and security offerings for Homeland Security, Critical Infrastructure Security and Public Safety, and our capabilities, customer and contract portfolio in the specialty National Security products area.

DeMarco concluded, "As we begin 2011, Kratos' bid and proposal pipeline is at an all time high for our business, with a number of new contract awards and task orders which we are currently pursuing expected to be awarded in the first half of 2011, and we are expecting significantly increased revenues and profits in this new year.  Also, as an update to the pending Herley acquisition process, we launched the tender offer last Friday, February 25, we expect the tender to close by March 25, 2011, and we currently expect the acquisition of Herley to be completed by the end of the second quarter”.

On a stand-alone basis, without the impact of the pending Herley acquisition, Kratos today reconfirmed its previously announced 2011 financial guidance for Adjusted EBITDA of $60 to $62 million, and for revenues of $550 to $560 million.  On a full year pro forma basis, including the impact of the Herley acquisition as if acquired January 1, 2011, Kratos is expecting 2011 Adjusted EBITDA of $102 to $105 million, with 2011 revenues expected in the range of $750 to $760 million.

Management will discuss the financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today.

Analysts and institutional investors may participate on the conference call by dialing (877) 344-3935 and referencing the call by ID number 41560848.  The general public may access the conference call by dialing (877) 331-4217 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 2,900, the majority of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding financial performance, bid and proposal pipeline, performance of key contracts, and market developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks of a prolonged Government Continuing Resolution or Government shutdown; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2009, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, excluding transaction and other acquisition costs and stock compensation expense and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-operational  items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009

Service revenues	$ 73.3	$ 71.6	$ 284.8	$ 314.0
Product sales	47.5	3.6	123.7	20.5
Total revenues	120.8	75.2	408.5	334.5
Cost of service revenue	53.5	54.7	215.5	250.0
Cost of product sales	41.0	3.5	103.0	15.2
Total costs	94.5	58.2	318.5	265.2
Gross profit - services	19.8	16.9	69.3	64.0
Gross profit - products	6.5	0.1	20.7	5.3

Gross profit	26.3	17.0	90.0	69.3

Selling, general and administrative expenses	14.0	11.4	52.0	45.4
Recovery of legal fees in connection with litigation	-	-	(1.4)	(0.2)
Impairment of goodwill	-	-	-	41.3
Acquisition expenses	1.6	-	3.1	-
Research and development expenses	0.6	0.5	2.2	1.8
Adjustment to the liability for unused office space	-	-	-	0.6
Depreciation	0.5	0.4	1.8	1.7
Amortization of intangible assets	3.0	1.3	9.2	5.7
Operating income (loss)	6.6	3.4	23.1	(27.0)
Interest expense, net	(6.5)	(2.7)	(22.3)	(10.4)
Other income, net	0.3	0.3	1.1	0.1
Income (loss) from continuing operations before income taxes	0.4	1.0	1.9	(37.3)
Provision (benefit) for income taxes	(0.2)	0.5	(12.7)	1.0
Income (loss) from continuing operations	0.6	0.5	14.6	(38.3)
Loss from discontinued operations, net of taxes	(0.2)	(0.1)	(0.1)	(3.2)
Net income (loss)	$ 0.4	$ 0.4	$ 14.5	$ (41.5)

Basic income (loss) per common share:
Income (loss) from continuing operations	$ 0.03	$ 0.03	$ 0.88	$ (2.76)
Loss from discontinued operations, net of taxes	(0.01)	0.00	(0.01)	(0.23)
Net income (loss)	$ 0.02	$ 0.03	$ 0.87	$ (2.99)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ 0.03	$ 0.03	$ 0.87	$ (2.76)
Loss from discontinued operations, net of taxes	$ (0.01)	(0.01)	(0.01)	(0.23)
Net income (loss)	$ 0.02	$ 0.02	$ 0.86	$ (2.99)

Weighted average common shares outstanding
Basic	18.3	15.9	16.6	13.9
Diluted	18.5	16.1	16.9	13.9

Adjusted EBITDA (1)	$ 12.9	$ 6.0	$ 39.7	$ 24.7

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus loss from discontinued
operations, interest expense, net, other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, impairment of goodwill, recovery of legal fees in connection with litigation, acquisition related expenses and the adjustment to the liability for unused office space.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009

Net income (loss)	$ 0.4	$ 0.4	$ 14.5	$ (41.5)
Loss from discontinued operations	0.2	0.1	0.1	3.2
Impairment of goodwill	-	-	-	41.3
Acquisition expenses	1.6	-	3.1	-
Interest expense, net	6.5	2.7	22.3	10.4
Other income related to SWAP instruments	(0.3)	(0.3)	(1.0)	(0.1)
Provision (benefit) for income taxes	(0.2)	0.5	(12.7)	1.0
Depreciation	1.2	0.7	3.7	2.6
Stock compensation	0.5	0.6	1.9	1.7
Recovery of legal fees in connection with litigation	-	-	(1.4)	(0.2)
Adjustment to the liability for unused office space	-	-	-	0.6
Amortization of intangible assets	3.0	1.3	9.2	5.7

Adjusted EBITDA	$ 12.9	$ 6.0	$ 39.7	$ 24.7

	-more-

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
Revenues:
Government Solutions	$ 108.9	$ 67.7	$ 372.2	$ 304.3
Public Safety & Security	11.9	7.5	36.3	30.2
Total revenues	$ 120.8	$ 75.2	$ 408.5	$ 334.5

Operating income (loss) from continuing operations:
Government Solutions	$ 7.5	$ 4.2	$ 25.1	$ (23.6)
Public Safety & Security	1.0	(0.1)	1.8	(1.4)
Other activities	(1.9)	(0.7)	(3.8)	(2.0)
Total operating income (loss) from continuing operations	$ 6.6	$ 3.4	$ 23.1	$ (27.0)

Note: Other activities in the three and twelve months ended December 26, 2010 include acquisition expenses of $1.6 million and $3.1 million, respectively, related to our acquisitions and recovery of legal fees in connection with litigation of $1.4 million for the twelve months ended December 26, 2010. Other activities in the twelve months ended 2009 include a benefit of $0.6 million related to a change in estimate for the Company's unused office space. The operating loss for the Government Solutions segment for the twelve months ended December 27, 2009 includes a $41.3 million goodwill impairment charge.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009

PSS	$ 1.2	$ 0.1	$ 2.4	$ (0.7)
% of revenue	10.1%	1.3%	6.5%	(2.2%)
KGS	11.7	5.9	37.3	25.4
% of revenue	10.7%	8.7%	10.0%	8.3%
Total	$ 12.9	$ 6.0	$ 39.7	$ 24.7
% of revenue	10.7%	8.0%	9.7%	7.4%

	-end-